Exhibit 99.1

NEWS RELEASE

CARREKER CORPORATION REPORTS SECOND QUARTER
FISCAL 2006 RESULTS

DALLAS (September 7, 2006) — Carreker Corporation (Nasdaq: CANI), a leading provider of payments technology and consulting solutions for the financial services industry, today reported financial results for its second quarter ended July 31, 2006.

The Company reported revenue of $28.8 million and net income of $961,000, or $.04 per diluted share for the second quarter of 2006 compared to revenue of $27.2 million and a net loss of $34,000, or $0.00 per share for the first quarter of 2006.

During each of the three-month periods ended July 31, 2006 and April 30, 2006, the Company recorded amortization associated with certain acquisition-related intangible assets of approximately $1.4 million and $1.5 million, respectively.  Additionally, the Company recorded equity-based compensation expense of approximately $627,000 and $622,000 during the three-month periods ended July 31, 2006 and April 30, 2006, respectively. Excluding the aforementioned non-cash expense items, non-GAAP net income for the three months ended July 31, 2006 was $3.0 million, or $0.12 per diluted share compared with non-GAAP net income of $2.1 million, or $0.09 per diluted share, for the three months ended April 30, 2006.

“We are pleased with our second quarter progress relative to our 2006 goals and continue to remain confident in our outlook for the full year,” said J.D. (Denny) Carreker, Chairman and Chief Executive Officer of Carreker Corporation. “The market acceptance rate for some of our new solutions has been very encouraging and we are further encouraged by a healthy demand for our consulting offerings.  We had several notable wins during the second quarter including our first float outsourcing customer, two Check 21 related tier upgrades and key beta customers in our cash and logistics business.  We are cautiously optimistic about the sales momentum being established within each of our primary business units.”

Business Outlook

Carreker continues to anticipate revenue growth during the second half of the 2006 fiscal year relative to the first half of fiscal 2006.  The Company expects that revenue and net income for the third quarter of fiscal 2006 will be roughly in line with the second quarter of 2006 and that it will achieve improved revenue and net income in fiscal 2006 as compared to fiscal 2005. The Company also believes that it is well positioned for improved profitability in fiscal 2007 as a result of anticipated revenue growth, improved operating leverage, and the decrease in scheduled amortization expense associated with certain acquisition-related intangible assets.

Conference Call

Carreker’s management will host a conference call and live Web cast today, Thursday, September 7, 2006, at 11:00 a.m. Eastern Time to discuss the Company’s financial results for the second quarter of fiscal year 2006. At that time, the Company will provide an overview of business conditions, industry trends and other points of interest.  To join the conference call, Domestic participants dial 866-348-8664; International participants dial 706-679-0430.  All participants enter code 4937106.  Additionally, a live Web cast of the conference call will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com. A replay of the call will be available from Thursday September 7, 2006 at 2:00 p.m. Eastern Time to Thursday, September 14, 2006 at 11:59 p.m. Eastern Time.  To access the replay, Domestic participants dial 800-642-1687; International participants dial 706-645-9291. All replay participants enter code 4937106.  An archived version of the Web cast will be available through the investor relations section of the Company’s Web site at http://ir.carreker.com.

Non-GAAP Financial Measures

Carreker has included supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude from GAAP net income both the amortization of acquisition-related intangibles and equity-based compensation expense. These adjustments to Carreker’s GAAP results are made with the intent of providing useful information to management and investors regarding Carreker’s underlying operational results and performance in the marketplace. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles (“GAAP”) in the United States. A reconciliation of GAAP to non-GAAP results for the three month periods ended July 31, 2006 and April 30, 2006, respectively, is as follows:

($ in 000s, other than per share figures)	Three Months ended July 31, 2006	Three Months ended April 30, 2006
GAAP Net Income (Loss)	$961	$(34)
Stock Option Expense	340	382
Restricted Stock Expense	287	240
Amortization of Acquisition-related Intangible Assets	1,419	1,505
Non-GAAP Net Income	$3,007	$2,093

Diluted net income per share on a GAAP basis	$0.04	$0.00
Stock Option Expense	0.01	0.02
Restricted Stock Expense	0.01	0.01
Amortization of Acquisition-related Intangible Assets	0.06	0.06
Diluted net income per share on a Non-GAAP basis	$0.12	$0.09

Forward Looking Statements

Except for historical information, the statements in this release, including statements regarding future financial performance, constitute forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially, including but not limited to customer acceptance of new product introductions, the timing of revenue from contracted sales, the timing of expected sales of products, the results of our exploration of strategic alternatives and the volatility in the Company’s common stock price, as well as the risks and uncertainties arising out of economic, competitive, governmental and technological factors affecting the Company’s operations, markets, services, products, sales, potential sales and prices. For further information concerning certain of these risks and uncertainties, see under the caption “Risk Factors” in the Company’s most recent Form 10-K for the year ended January 31, 2006 and subsequent quarterly reports on Form 10-Q. We assume no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

About Carreker Corporation

Carreker Corporation improves earnings for financial institutions around the world.  The Company’s integrated consulting and software solutions are designed to increase clients’ revenues and reduce their expenses, while improving security and increasing the value of their customer relationships.  Carreker provides products and services to more than 250 clients in the United States, Canada, the United Kingdom, Ireland, continental Europe, Australia, New Zealand, South Africa, South America, Mexico, and the Caribbean.  Clients include the full range of community, regional and large banks, among them more than 75 of the largest 100 banks in the United States. Headquartered in Dallas, Texas since 1978, Carreker Corporation has offices in London and Sydney.  For more information, visit www.carreker.com.

Lisa Peterson, Executive Vice President and CFO (972) 371-1454 PH (972) 458-2567 FX Email: lpeterson@carreker.com	Gary Samberson, SVP, Treasury, Risk Management and Investor Relations (972) 371-1590 PH (972) 458-2567 FX Email: gsamberson@carreker.com

CARREKER CORPORATION

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Q2	Q1
	2006	2006

Revenues:
Consulting	$6,839	$8,558
Software license	5,493	2,557
Software maintenance	10,899	10,752
Software implementation and other services	4,249	4,135
Outsourcing services	530	510
Out-of-pocket expense reimbursements	793	733
Total revenues	28,803	27,245

Cost of revenues:
Consulting	4,798	4,872
Software license	1,885	1,840
Software maintenance	3,189	3,172
Software implementation and other services	2,938	3,076
Outsourcing services	514	476
Out-of-pocket expenses	774	774
Total cost of revenues	14,098	14,210
Gross profit	14,705	13,035

Operating costs and expenses:
Selling, general and administrative	11,423	10,780
Research and development	2,453	2,205
Amortization of customer relationships	350	350
Restructuring and other charges	—	—
Total operating costs and expenses	14,226	13,335
Income (loss) from operations	479	(300)

Other income (expense):
Interest income	407	271
Interest expense	(106)	(105)
Other income	315	200
Total other income, net	616	366
Income before provision for income taxes	1,095	66
Provision for income taxes	134	100
Net income (loss)	$961	$(34)
Basic earnings (loss) per share	$0.04	$0.00
Diluted earnings (loss) per share	$0.04	$0.00
Shares used in computing basic earnings (loss) per share	24,041	23,916
Shares used in computing diluted earnings (loss) per share	24,461	23,916

CARREKER CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share amounts)

ASSETS

	July 31,	January 31,
	2006	2006

Current assets
Cash and cash equivalents	$27,614	$29,684
Marketable securities	5,900	4,700
Accounts receivable, net of allowance of $610 and $601 at July 31, 2006 and January 31, 2006, respectively	17,266	12,225
Prepaid expenses and other current assets	2,343	2,940
Total current assets	53,123	49,549

Property and equipment, net of accumulated depreciation of $24,265 and $23,050 at July 31, 2006 and January 31, 2006, respectively	6,593	5,947
Capitalized software costs, net of accumulated amortization of $14,333 and $13,686 at July 31, 2006 and January 31, 2006, respectively	3,359	2,761
Acquired developed technology, net of accumulated amortization of $22,617 and $20,393 at July 31, 2006 and January 31, 2006, respectively	3,083	5,307
Goodwill, net of accumulated amortization of $3,405 at July 31, 2006 and January 31, 2006	20,765	20,765
Customer relationships, net of accumulated amortization of $7,233 and $6,533 at July 31, 2006 and January 31, 2006, respectively	1,167	1,867
Deferred loan costs, net of accumulated amortization of $1,571 at January 31, 2006	—	136
Other assets	797	793
Total assets	$88,887	$87,125

Current liabilities
Accounts payable	$1,086	$1,168
Accrued compensation and benefits	6,190	6,153
Other accrued expenses	4,114	4,608
Income tax payable	77	220
Deferred revenue	19,366	19,151
Accrued merger and restructuring costs	247	334
Total current liabilities	31,080	31,634

Commitments and Contingencies

Stockholders’ equity
Preferred stock, $.01 par value: 2,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $.01 par value: 100,000 shares authorized; 25,589 and 25,329 shares issued at July 31, 2006 and January 31, 2006, respectively	256	254
Additional paid-in capital	113,847	112,316
Accumulated deficit	(52,921)	(53,848)
Less treasury stock, at cost: 663 and 641 common shares at July 31, 2006 and January 31, 2006, respectively	(3,375)	(3,231)
Total stockholders’ equity	57,807	55,491
Total liabilities and stockholders’ equity	$88,887	$87,125

Segment Information (Unaudited):

	Three Months Ended
($ in thousands)	July 31, 2006	April 30, 2006

Revenues by Segment:
Revenue Enhancement	$7,353	$8,598
Global Payments Technologies	19,902	16,218
Global Payments Consulting	1,018	1,919
Business Process Outsourcing	530	510
Total Revenues	$28,803	$27,245

	Three Months Ended
($ in thousands)	July 31, 2006	April 30, 2006

Cost of Revenues:
Revenue Enhancement	$4,903	$4,922
Global Payments Technologies	7,913	7,744
Global Payments Consulting	768	1,068
Business Process Outsourcing	514	476
Total Cost of Revenues	$14,098	$14,210

% of Revenue	48.9%	52.2%